Exhibit 23.1






                          [DIXON ODOM PLLC LETTERHEAD]

The Board of Directors
Gateway Bank & Trust Co.
Gateway Financial Holdings, Inc.

We consent to the use of our report incorporated in the Form S-3 prospectus by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  Dixon Odom PLLC




Sanford, North Carolina
November 5, 2001